Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription”) is dated December 28, 2011, by and between the investor identified on the signature page hereto (the “Investor”) and Streamline Health Solutions, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Investor desires to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) on the terms set forth in this Subscription and the Company agrees to sell such shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1. Subscription.

(a) The Investor agrees to buy such number of shares (the “Shares”) of the Company’s Common Stock as are set forth on the signature page hereto at the price of $1.65 per share. The aggregate purchase price for the Shares is set forth on the signature page hereto (the “Purchase Price”). The Investor has delivered to the Company payment in cash of the Purchase Price.

(b) The Shares have been registered pursuant to a Registration Statement on Form S-3, Registration No. 333-166843 (the “Registration Statement”), which has been declared effective by the Securities and Exchange Commission and is effective on the date hereof. Upon delivery of a final prospectus supplement to the Investor as required by law, the Company shall issue such number of Shares to Investor. Promptly following the Closing, the Company shall cause the Shares to be delivered to the Investor, which delivery shall be made by delivery of physical certificates to Investor, or if so designated, through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the Investor’s signature page attached hereto under the heading “DWAC Instructions.”

2. Company Representations and Warranties. The Company represents and warrants that: (a) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company’s Certificate of Incorporation or Bylaws, or (ii) any material agreement to which the Company is a party or by which any of its property or assets are bound; (d) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable; (e) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (f) the prospectus contained in the Registration Statement, as amended or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Investor Representations, Warranties and Acknowledgments.

(a) The Investor represents and warrants that: (i) he has full right, power and authority to enter into this Subscription and to perform all of his obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of any material agreement or any law or regulation to which the Investor is a party or by which any of his property or assets are bound; (iv) he has had full access to the base prospectus included in the Registration Statement and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making the decision to invest in this offering, the Investor and his advisors, if any, have relied solely on the Company’s public filings with the Securities and Exchange Commission; (vi) he is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; and (vii) as of the date hereof, the Investor is not a member of the National Association of Securities Dealers, Inc., and the Investor has no direct or indirect affiliation or association with any such member.

(b) The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any disposition, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (the “Short Sales”), in the securities of the Company during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (“Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to him in connection with this transaction (including the existence and terms of this transaction).

4. Investor Covenant Regarding Short Sales and Confidentiality. The Investor covenants that neither he nor any affiliates acting on his behalf or pursuant to any understanding with him will execute any Short Sales or other disposition of securities of the Company during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release and/or Form 8-K. The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Form 8-K, the Investor will maintain the confidentiality of all disclosures made to him in connection with this transaction (including the existence and terms of this transaction).

5. Miscellaneous.

(a) This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the parties hereto.

(b) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by electronic delivery or by facsimile.

(c) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

(d) This Subscription shall be governed by and interpreted in accordance with the laws of the State of Ohio for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

[Signature Page Follows]

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

Number of Shares:

Purchase Price Per Share: $1.65

Aggregate Purchase Price: $

INVESTOR:

Print Name:

DWAC Instructions:

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares

The foregoing Subscription is hereby accepted by Streamline Health Solutions, Inc.

Streamline Health Solutions, Inc.

By:
Name:	Stephen Murdock
Title:	Senior Vice President and Chief Financial Officer

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